Phillips Edison & Company Increases Monthly Dividend Distribution
by 5.1% to $0.1025 Per Common Share

CINCINNATI – Sept. 3, 2024 - Phillips Edison & Company, Inc. (Nasdaq: PECO) (“PECO” or the “Company”), one of the nation’s largest owners and operators of high-quality, grocery-anchored neighborhood shopping centers, today announced that its Board of Directors (the “Board”) approved a 5.1% increase to the monthly dividend distributions payable October 1, 2024 and November 1, 2024 to common stockholders of record as of September 16, 2024 and October 15, 2024, respectively.

The Board approved the distribution at a rate of $0.1025 per share of the Company’s common stock. When annualized, this is equal to a rate of $1.23 per share, representing an increase of 5.1% over the previous annualized rate of $1.17 per share. Operating partnership unit holders receive distributions at the same rate as common stockholders, subject to the required tax withholding.

Jeff Edison, Chairman and Chief Executive Officer of PECO stated: “The continued strength of our operating performance and growth of our cash flows allow us to increase our monthly dividend distribution once again. This increase is attributed to the success of our differentiated and focused strategy of owning right-sized, high-quality, grocery-anchored neighborhood shopping centers, the PECO team’s ability to drive results at the property level and the many advantages of the suburban markets where we operate our centers. The PECO team is well positioned to continue to deliver solid earnings growth, market-leading operating metrics and long-term value creation.”

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For additional information, please visit https://www.phillipsedison.com/

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About Phillips Edison & Company
Phillips Edison & Company, Inc. (“PECO”) is one of the nation’s largest owners and operators of grocery-anchored neighborhood shopping centers. Founded in 1991, PECO has generated strong results through its vertically-integrated operating platform and national footprint of well-occupied shopping centers. PECO’s centers feature a mix of national and regional retailers providing necessity-based goods and services in fundamentally strong markets throughout the United States. PECO’s top grocery anchors include Kroger, Publix, Albertsons and Ahold Delhaize. As of June 30, 2024, PECO managed 306 shopping centers, including 286 wholly-owned centers comprising 32.6 million square feet across 31 states and shopping centers owned in two institutional joint ventures. PECO is focused on creating great omni-channel, grocery-anchored shopping experiences and improving communities, one neighborhood shopping center at a time.

PECO uses, and intends to continue to use, its Investors website, which can be found at https://investors.phillipsedison.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements
This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by the Company’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including the risk factors and other risks and uncertainties described in the Company’s 2023 Annual Report on Form 10-K, filed with the SEC on February 12, 2024, as updated from time to time in the Company’s periodic and/or current reports filed with the SEC, which are accessible on the SEC’s website at www.sec.gov. Except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors
Kimberly Green, Head of Investor Relations
(513) 692-3399, kgreen@phillipsedison.com